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                                                                 Exhibit 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Shareholders
  of The Advest Group, Inc.:


We consent to the incorporation by reference in the registration statements of The Advest Group, Inc. and Subsidiaries on Form S-8 (File No. 2-92868) concerning its 1983 Incentive Stock Option Plan, Form S-8 (File No. 33-17674) concerning its 1986 Incentive Stock Option Plan, Form S-8 (File No. 33-72042) concerning its Advest Thrift Plan, Form S-8 (File No. 33-56275) concerning its 1995 Equity Plan, Form S-8 (File No. 333-00797) concerning its Executive Officer 1996 Restricted Stock and Stock Option Agreement; Form S-8 (File
No. 33-60425) concerning its 1990, 1991, and 1992 Top Account Executive Stock Option Plans, its 1993 Stock Option Plan and its 1994 Non-Employee Director Option Plan; and Form S-8(File No. 333-17711) concerning its Key Professionals Equity Plan, 1996 Executive Equity Plan, 1997 Executive Equity Plan and 1997 Equity Plan, of our reports dated October 22, 1997, on our audits of the consolidated financial statements and financial statement schedules of The Advest Group, Inc. and Subsidiaries as of September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997, which reports are incoporated by reference and included, respectively, in this Annual Report on Form 10-K.


                              /s/ COOPERS & LYBRAND L.L.P.



Hartford, Connecticut
December 11, 1997


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